Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE SECOND QUARTER 2017

FARMINGTON HILLS, Michigan – August 1, 2017 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and six months ended June 30, 2017.

SECOND QUARTER FINANCIAL AND OPERATING RESULTS:

•
Net income attributable to common shareholders of $0.05 per diluted share, compared to $0.32 per diluted share for the same period in 2016, reflecting lower gains on land sales during the second quarter of 2017.

•	Operating Funds from Operations (“Operating FFO”) of $0.35 per diluted share, compared to $0.35 per diluted share for the same period in 2016.

•
Generated same property NOI growth with redevelopment of 1.1% for the three months ended June 30, 2017, positively impacted by strong minimum rent growth of 2.9% offset by lower comparable recovery income and credit adjustments recognized in the same period in 2016.

•	Signed 38 comparable leases encompassing 234,503 square feet at a positive leasing spread of 7.1% with an average base rent of $16.53 per square feet.

•	Posted portfolio leased occupancy of 93.7%, compared to 95.0% for the same period in 2016.

“Our second quarter results reflect anticipated short-term moderation in our operating performance. We are maintaining same-property NOI and operating FFO guidance for the year,” said Dennis Gershenson, President and Chief Executive Officer. “Subsequent to quarter-end we closed, or expect to close within the next 30 days, an additional $75 million in planned shopping center dispositions, bringing our year-to-date sales to $104 million and reducing our rental exposure to the state of Michigan to less than 22%, in line with our stated goal.”

FINANCIAL RESULTS:
For the three months ended June 30, 2017:

•
Net income available to common shareholders of $4.4 million, or $0.05 per diluted share, compared to $25.7 million, which included a $19.8 million gain on land sales, or $0.32 per diluted share for the same period in 2016.

•	Funds from Operations (“FFO”) of $30.4 million, or $0.35 per diluted share, compared to $32.1 million, or $0.36 per diluted share for the same period in 2016.

•	Operating FFO of $31.0 million, or $0.35 per diluted share, compared to $30.8 million or $0.35 per diluted share for the same period in 2016.

For the six months ended June 30, 2017:

•	Net income available to common shareholders of $15.9 million, or $0.20 per diluted share, compared to $35.9 million, or $0.45 per diluted share for the same period in 2016.

•	Funds from Operations (“FFO”) of $61.2 million, or $0.69 per diluted share, compared to $61.8 million, or $0.70 per diluted share for the same period in 2016.

•	Operating FFO of $61.6 million, or $0.70 per diluted share, compared to $60.4 million or $0.69 per diluted share for the same period in 2016.

i

BALANCE SHEET METRICS:

•	Net debt to EBITDA of 7.0X, interest coverage of 3.7X, and fixed charge coverage of 3.0X. Including funds held in escrow of $26.1 million for two asset sales, net debt to EBITDA would have been 6.9X.

•	Weighted average cost and term of debt of 3.84% and 5.6 years, respectively.

INVESTMENT ACTIVITY:
Dispositions

Subsequent to quarter-end, the Company sold or placed under contract four Michigan shopping centers for $69.3 million. The Company also sold a Walgreen’s Data Center in Mount Prospect, Illinois for $6.2 million.

The Michigan Properties sold, or placed under contract, are:

Clinton Valley, Sterling Heights, 205,000 square feet anchored by Hobby Lobby and Office Depot
Gaines Marketplace, Gaines Township, 60,000 square feet anchored by Staples
New Towne Plaza, Canton, 193,000 square feet anchored by Kohl’s and JoAnn
Roseville Plaza, Roseville, 77,000 square feet anchored by Marshalls and Dollar Tree

Year-to-date the Company has sold, or placed under contract to sell, seven non-core properties for a total of $104.0 million, including six Michigan shopping centers for a total of $97.8 million.

Redevelopment
At June 30, 2017, the Company's active redevelopment pipeline consisted of 9 projects with an estimated total cost of $86.5 million, which are expected to stabilize over the next two years at a weighted average return on cost of between 9% - 10%.

The Company’s redevelopment pipeline includes the following strategic new projects:

•
Woodbury Lakes - Woodbury, Minnesota - The Company finalized plans for the expansion and relocation of H&M to a strategic 20,000 square foot store and the addition of 44,000 square foot Alamo Drafthouse Cinema. Construction on the initial phase of this multi-year redevelopment will begin in August of 2017. The project will also feature a newly designed and remerchandised Main Street. Woodbury Lakes is the premier regional retail destination in the eastern Minneapolis/St. Paul area. The cost of the initial phase of the redevelopment is estimated at $22.8 million.

•
Front Range Village - Fort Collins (Denver MSA), Colorado - The Company initiated its Phase I site densification project, which will include 15,000 square feet of premium service and restaurant space, numerous placemaking improvements, and a new TruFit fitness center in 28,000 square feet. Phase I is expected to cost $11.4 million with a projected stabilization in the second quarter of 2018.

DIVIDEND:

In the second quarter, the Company declared a regular cash dividend of $0.22 per common share for the period April 1, 2017 through June 30, 2017 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on July 3, 2017 to shareholders of record as of June 20, 2017.

ii

GUIDANCE:
The Company has affirmed its 2017 Operating FFO guidance of $1.34 to $1.38 per diluted share and its same-property with redevelopment NOI growth guidance of 2.5% to 3.5%.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter conference call on Wednesday, August 2, 2017 at 1:00 p.m. eastern time, to discuss its financial and operating results as well as its 2017 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 481-4010, (Conference ID: 15997) through August 9, 2017.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional dominant and urban-oriented, infill shopping centers in key growth markets in the 40 largest metropolitan markets in the United States.  At June 30, 2017, the Company owned interests in and managed a portfolio of 64 shopping centers, one property held for sale and two joint venture properties. At June 30, 2017, the Company's consolidated portfolio was 93.7% leased. Ramco-Gershenson is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.rgpt.com or follow Ramco-Gershenson on Twitter @RamcoGershenson and facebook.com/ramcogershenson/.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Senior Vice President Investor Relations and Public Affairs
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

iii

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016

ASSETS
Income producing properties, at cost:
Land	$415,694	$374,889
Buildings and improvements	1,853,221	1,757,781
Less accumulated depreciation and amortization	(368,292)	(345,204)
Income producing properties, net	1,900,623	1,787,466
Construction in progress and land available for development or sale	68,853	61,224
Real estate held for sale	13,837	8,776
Net real estate	1,983,313	1,857,466
Equity investments in unconsolidated joint ventures	2,798	3,150
Cash and cash equivalents	4,798	3,582
Restricted cash and escrows	31,819	11,144
Accounts receivable, net	25,842	24,016
Acquired lease intangibles, net	76,328	72,424
Other assets, net	93,645	89,716
TOTAL ASSETS	$2,218,543	$2,061,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	1,197,414	1,021,223
Capital lease obligation	1,066	1,066
Accounts payable and accrued expenses	53,982	57,357
Acquired lease intangibles, net	67,237	63,734
Other liabilities	6,294	6,800
Distributions payable	19,654	19,627
TOTAL LIABILITIES	1,345,647	1,169,807

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of June 30, 2017 and December 31, 2016	$92,427	$92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,345 and 79,272 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	793	793
Additional paid-in capital	1,159,197	1,158,430
Accumulated distributions in excess of net income	(401,179)	(381,912)
Accumulated other comprehensive income	1,074	985
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	852,312	870,723
Noncontrolling interest	20,584	20,968
TOTAL SHAREHOLDERS' EQUITY	872,896	891,691
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,218,543	$2,061,498

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
REVENUE
Minimum rent	$50,797	$48,554	$100,234	$96,950
Percentage rent	225	138	463	440
Recovery income from tenants	14,841	16,032	31,732	32,778
Other property income	1,126	914	2,232	1,872
Management and other fee income	73	245	226	355
TOTAL REVENUE	67,062	65,883	134,887	132,395

EXPENSES
Real estate tax expense	10,730	11,132	21,723	21,441
Recoverable operating expense	6,431	6,672	14,039	14,751
Non-recoverable operating expense	1,242	564	2,390	1,957
Depreciation and amortization	23,335	22,714	46,152	46,561
Acquisition costs	—	4	—	63
General and administrative expense	6,372	5,683	12,823	11,288
Provision for impairment	820	—	6,537	—
TOTAL EXPENSES	48,930	46,769	103,664	96,061

OPERATING INCOME	18,132	19,114	31,223	36,334

OTHER INCOME AND EXPENSES
Other expense, net	(424)	198	(735)	(150)
Gain on sale of real estate	—	19,799	11,375	26,324
Earnings from unconsolidated joint ventures	55	109	141	218
Interest expense	(11,486)	(11,376)	(22,285)	(22,678)
Other gain on unconsolidated joint ventures	—	215	—	215
INCOME BEFORE TAX	6,277	28,059	19,719	40,263
Income tax provision	(25)	(39)	(53)	(101)

NET INCOME	6,252	28,020	19,666	40,162
Net income attributable to noncontrolling partner interest	(147)	(659)	(462)	(956)
NET INCOME ATTRIBUTABLE TO RPT	6,105	27,361	19,204	39,206
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,430	$25,686	$15,854	$35,856

EARNINGS PER COMMON SHARE
Basic	$0.05	$0.32	$0.20	$0.45
Diluted	$0.05	$0.32	$0.20	$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,344	79,233	79,322	79,214
Diluted	79,529	86,027	79,525	79,413

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$6,252	$28,020	$19,666	$40,162
Net income attributable to noncontrolling partner interest	(147)	(659)	(462)	(956)
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
Net income available to common shareholders	4,430	25,686	15,854	35,856
Adjustments:
Rental property depreciation and amortization expense	23,275	22,671	46,033	46,478
Pro-rata share of real estate depreciation from unconsolidated joint ventures	79	81	152	163
Gain on sale of depreciable real estate	—	(18,473)	(11,190)	(24,747)
Gain on sale of joint venture depreciable real estate (1)	—	(26)	—	(26)
Provision for impairment on income-producing properties	820	—	6,537	—
Other gain on unconsolidated joint ventures (2)	—	(215)	—	(215)
FFO available to common shareholders	28,604	29,724	57,386	57,509

Noncontrolling interest in Operating Partnership (1)	147	659	462	956
Preferred share dividends (assuming conversion) (2)	1,675	1,675	3,350	3,350
FFO available to common shareholders and dilutive securities	$30,426	$32,058	$61,198	$61,815

Gain on sale of land	—	(1,326)	(185)	(1,577)
Severence expense	554	80	567	80
Acquisition costs	—	4	—	63
OPERATING FFO available to common shareholders and dilutive securities	$30,980	$30,816	$61,580	$60,381

Weighted average common shares	79,344	79,233	79,322	79,214
Shares issuable upon conversion of Operating Partnership Units (1)	1,917	1,936	1,917	1,969
Dilutive effect of restricted stock	185	206	203	199
Shares issuable upon conversion of preferred shares (2)	6,685	6,588	6,685	6,588
Weighted average equivalent shares outstanding, diluted	88,131	87,963	88,127	87,970

FFO available to common shareholders and dilutive securities per share, diluted	$0.35	$0.36	$0.69	$0.70

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.35	$0.35	$0.70	$0.69

Dividend per common share	$0.22	$0.21	$0.44	$0.42
Payout ratio - Operating FFO	62.9%	60.0%	62.9%	60.9%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.7 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

Management considers funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income available to common shareholders	$4,430	$25,686	$15,854	$35,856
Preferred share dividends	1,675	1,675	3,350	3,350
Net income attributable to noncontrolling partner interest	147	659	462	956
Income tax provision	25	39	53	101
Interest expense	11,486	11,376	22,285	22,678
Earnings from unconsolidated joint ventures	(55)	(109)	(141)	(218)
Gain on sale of real estate	—	(19,799)	(11,375)	(26,324)
Gain on remeasurment of unconsolidated joint venture	—	(215)	—	(215)
Other expense, net	424	(198)	735	150
Management and other fee income	(73)	(245)	(226)	(355)
Depreciation and amortization	23,335	22,714	46,152	46,561
Acquisition costs	—	4	—	63
General and administrative expenses	6,372	5,683	12,823	11,288
Provision for impairment	820	—	6,537	—
Amortization of lease inducements	44	112	88	206
Amortization of acquired above and below market lease intangibles, net	(1,149)	(822)	(2,108)	(1,557)
Lease termination fees	—	—	(33)	(68)
Straight-line ground rent expense	70	—	141	—
Amortization of acquired ground lease intangibles	6	—	12	—
Straight-line rental income	(378)	(331)	(1,188)	(810)
NOI	47,179	46,229	93,421	91,662
NOI from Other Investments	(3,769)	(3,310)	(6,301)	(6,745)
Same Property NOI with Redevelopment	43,410	42,919	87,120	84,917
NOI from Redevelopment (1)	(6,107)	(5,186)	(11,995)	(10,528)
Same Property NOI without Redevelopment	$37,303	$37,733	$75,125	$74,389

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center, Hunter’s Square, Woodbury Lakes and West Oaks, and a portion of the NOI related to specific GLA at Spring Meadows, The Shoppes at Fox River II, The Shops on Lane Avenue, Mission Bay, River City Marketplace and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended June 30,
	2017	2016
Reconciliation of net income to proforma adjusted EBITDA
Net income	$6,252	$28,020
Gain on sale of real estate	—	(19,799)
Depreciation and amortization	23,335	22,714
Provision for impairment	820	—
Severance expense	554	80
(Gain) on sale of joint venture real estate	—	(26)
Gain on remeasurement of unconsolidated joint ventures	—	(215)
Interest expense	11,486	11,376
Income tax provision	25	39
Acquisition costs	—	4
Adjusted EBITDA	42,472	42,193
Proforma adjustments (1)	—	(1,461)
Proforma adjusted EBITDA	$42,472	$40,732
Annualized proforma adjusted EBITDA	$169,888	$162,928

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,197,414	$1,026,418
Unamortized premium	(4,537)	(6,025)
Deferred financing costs, net	3,379	3,777
Notional debt	1,196,256	1,024,170
Capital lease obligation	1,066	1,108
Cash and cash equivalents	(4,798)	(4,369)
Net debt	$1,192,524	$1,020,909

Reconciliation of interest expense to total fixed charges
Interest expense	$11,486	$11,376
Preferred share dividends	1,675	1,675
Scheduled mortgage principal payments	782	915
Total fixed charges	$13,943	$13,966

Net debt to annualized proforma adjusted EBITDA(2)	7.0X	6.3X
Interest coverage ratio (Adjusted EBITDA / interest expense)	3.7X	3.7X
Fixed charge coverage ratio (Adjusted EBITDA / fixed charges)	3.0X	3.0X

(1) 2Q16 excludes EBITDA of $1.0 million from dispositions and approximately $0.5 million of insurance settlement proceeds and miscellaneous income. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

(2) 2Q17 does not include $26.1 million of disposition proceeds deposited in a 1031 escrow account at June 30, 2017. The consolidated net debt to annualized proforma adjusted EBITDA would have been 6.9X after adjusting for the $26.1 million.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions
June 30, 2017

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.
Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.
Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.
While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as additional indicators of our operating performance.
Adjusted EBITDA/Proforma Adjusted EBITDA
Adjusted EBITDA is net income or loss plus depreciation and amortization, net interest expense, severance expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.
Same Property Operating Income
Same Property Operating Income ("Same Property NOI with Redevelopment") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI with Redevelopment is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI with Redevelopment excludes acquisitions and dispositions. Same Property NOI with Redevelopment is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition to Same Property NOI with Redevelopment, the Company also believes Same Property NOI without Redevelopment to be a relevant performance measure of our operations. Same Property NOI without Redevelopment follows the same methodology as Same Property NOI with Redevelopment, however it excludes redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.